Exhibit 99.1
       UniPro Financial Services, Inc. enters into definitive
     Asset Acquisition Agreement and Share Repurchase Agreement to reacquire approximately 58% of the outstanding control shares

FOR IMMEDIATE RELEASE ...
BOCA RATON, Fla.-July 11, 2005-UniPro Financial Services, Inc. (OTCBB: UPRO) announced today that it has entered into a definitive agreement to acquire approximately $2,000,000 of Voice over Internet and related communications assets in exchange for the issuance to the Seller of 4,000,000 shares of UPRO's restricted common stock. Simultaneously UniPro entered into an agreement with UniPro's control shareholders. The Company will reacquire approximately 2.8 million (58%) of the 4.8 million control shares. Both agreements are to close contemporaneously on or before July 31, 2005; at that time, there will be a change in control of the company as well as a change in the nature of the Company's business operations.

About UniPro Financial Services, Inc.
UniPro Financial Services, Inc. is a fully reporting company under the Securities and Exchange Commissions reporting requirements. Management has been actively engaged in seeking acquisition of one or more operating companies, or operating assets, to enhance all shareholders' investment.

For more info on the company please visit the company's web site at: www.uniprofinancial.com

About iPhone2 -
iPhone2 is an enhanced service provider marketing a unique video-enabled softphone to consumers. IPhone2 has developed a unique proprietary product that leverages the advantages inherent in software based VoIP solution. Our VoIP service being marketed under the tradename ImagePhoneT, is the Next Generation of softphone, allowing customers to place unlimited point-to-point voice and video calls, as well as make or receive voice calls from anywhere in the world. Customers will enjoy quality real-time video based on the MPEG4 video codec. Unlike most current offerings, ImagePhone'sT proprietary "skin" was developed to be straightforward and user friendly. iPhone2 has integrated our ImagePhoneT software into a VoIP platform built around the Sylantro Feature Server that is enabled for eCommerce delivery of services. Sylantro offers a "Best of Breed" platform that has been deployed by companies such as SBC, SwissCom and Covad. Building our products around established high quality platforms allows us to offer customers a feature rich user experience that will set us apart from any competition. For more info on the services, which the company will be offering on completion of the transaction, please visit www.iphone2.com.

Contacts:
   Chip Greenberg for iPhone2            Paul Galant for UniPro
   505 442-1991                          561 289-5175

Safe Harbor Provision
Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.


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